Exhibit 10.4

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

Memorandum of Understanding

Novosan Pharma GmbH and Medika Natura Sdn Bhd

THIS M.O.U (Memorandum of Understanding) is made on 1 day of August 2024

Between

Novosan Pharma GmbH [COMPANY NO HRB. [***]], a company incorporated under the laws of Federal Republic of Germany and having its business address at [***] (hereinafter referred to as “Novosan Pharma”)

and

Medika Natura Sdn Bhd [COMPANY NO. [***]] a company incorporated under the laws of Malaysia and having its business address at [***] (hereinafter referred to as “Medika Natura”) (each a “Party” and collectively “Parties”) hereby enter into a Memorandum of Understanding (hereinafter referred to as the “MOU”) as follows, in order to clearly define the conditions for mutual cooperation and understanding.

1.	PURPOSE

The Parties wish to enter into a collaboration wherein approval will be obtained from the respective regulatory bodies in the Federal Republic of Germany, Republic of Turkey, and Hashemite Kingdom of Jordan for the introduction of food supplements or healthcare products namely Labeesity SKF7®, Pervira® and Starpril® (hereinafter referred to as “Products”) and the subsequent sales of product(s) produced by Medika Natura® through the mutual collaboration between Novosan Pharma and Medika Natura.

2.	TERMS AND CONDITIONS

For the duration of this MOU, the Parties shall have the following roles and responsibilities.

2.1 Novosan Pharma will be appointed as an agent to register the “Products” for the purpose of importation, distribution and sales of the Products as agreed between the Parties within the Federal Republic of Germany, Republic of Turkey, and Hashemite Kingdom of Jordan (hereinafter referred to as “Territories”) subject to the terms and conditions of this MOU and the terms of which will be set out in a separate Distribution Agreement (hereinafter referred to as “DA”) to be entered into by the Parties.

2.2 Both Novosan Pharma and Medika Natura shall provide all necessary support and documentation in obtaining individual approval or registration (that meets and complies with the law and regulation of the Teritorries) for the Products from the regulatory bodies including, but not limited to product labels/packaging and samples, formulation and certificates.

2.3 To facilitate the application for the approval, Novosan Pharma shall provide all necessary and relevant requirements and/or guidelines for the submission of the application for the said approval to Medika Natura in writin, and Medika Natura shall, with reasonable efforts, provide all necessary documentation and information, as requested to Novosan Pharma.

2.4 After obtaining individual approval for the Products from the regulatory bodies, Novosan Pharma is allowed to utilize the individual approval obtained for the purpose of the distribution and sales of the Products subject to the following Clauses. Medika Natura or its subsidiaries shall be the exclusive exporter/supplier of the Products to Novosan Pharma. For the avoidance of doubt, Novosan Pharma acknowledges and agrees that its obligation under this MOU pertains solely to the sale and distribution of the Products, and not the sale or transfer of rights, permits, approvals, licensing, and distribution of the Products or any intellectual property associated with the Products.

2.5 The minimum order quantity, price, and payment terms in relation to the sale of the Products shall be determined and agreed upon by the Parties after the individual approval for the Products is obtained, taking into consideration the prevalent market conditions at that point in time, terms of which will be set out in a separate Distribution Agreement (hereinafter referred to as “DA”) to be entered into by the Parties. In this regard, Medika Natura shall provide reasonable support to Novosan Pharma to gain market access of the Products in the Territories. Novosan Pharma shall provide, among others, proposed product specifications that meet and complies with the prevailing law and regulation of the Territories, packaging labels, no of units, and minimum order quantity for placement of orders for the Products for Medika Natura’s approval and inclusion in the DA. Upon conclusion of the terms in the DA, Medika Natura shall supply the Products to Novosan Pharma at agreed prices between the Parties accordingly. In return, Novosan Pharma shall ensure that reasonable efforts are made to market and sell the Products in the Territories through respective sales channels as per the terms of the DA.

2.6 The formulation and specifications of the Products for each functionality to be marketed and sold in the Territories shall be determined and agreed upon by the Parties after the individual approval for the Products is obtained, terms of which will be set out in a separate DA to be entered into by the Parties.

2.7 The Parties agree that different terms of sale (including the pricing, minimum order quantity, sales channels and outlets, payment method, etc.) will apply for each of the functionality of the Products, which may be manufactured with different product branding and/or be manufactured at different doses and/or formulations as agreed between the Parties after the approval or registration from the regulatory bodies is obtained and set out in the DA to be entered into by the Parties. For the avoidance of doubt, no standardized or one single pricing is applicable for all the Products. The DA to be entered by the Parties is subject to the Parties obtaining the approval or registration for Products as per Clause 2.2 hereinabove and subject to mutually agreed terms and conditions by the Parties prior to the signing of the DA.

3.	CONFIDENTIALITY

Both Novosan Pharma and Medika Natura shall at all times keep confidential and not reveal or disclose to any third party, persons or individuals all of the technical or labor information etc. acquired, received, provided, or discovered by either Party, save for the need to obtain the approval from the regulatory bodies in accordance with Clause 2.2 of this MOU. In addition, this MOU shall not be used for any other purpose except for the common interest of the Parties as stipulated in Clause 1 of this MOU. For the avoidance of doubt, the signed and executed Non-Disclosure Agreement (NDA) between the Parties shall prevail and remain in effect subsequent to this MOU.

4.	INTELLECTUAL PROPERTY RIGHTS

4.1 Novosan Pharma acknowledges and agrees that all intellectual property rights and trade secrets, whether registered or not, relating to or associated with the Products, which are owned or will be developed by Medika Natura, will be or shall remain as Medika Natura’s exclusive property and Novosan Pharma hereby agrees that Medika Natura will have exclusive right to register and apply for any patents and trademarks thereof.

4.2 Novosan Pharma is permitted to use Medika Natura’s intellectual property solely for the sale of the Products in the Countries and for the purpose of this MOU, subject to the terms to be determined and agreed upon by the Parties upon obtaining the approval from the regulatory bodies and as stipulated in the DA. Should such use for other purposes have been made by Novosan Pharma, then all responsibility and liability resulting from there shall lie entirely with Novosan Pharma.

4.3 All Products (including the packaging) marketed and sold by Novosan Pharma through all trade channels in the Territories shall bear the Products trademark and other proprietary words or marks owned by Medika Natura with notices clearly and sufficiently indicating the trademark status and ownership of the mark in accordance with applicable trademark law and practice.

4.4 Novosan Pharma shall notify Medika Natura of any claims made against Medika Natura by any third party. Medika Natura shall conduct all negotiations and settle any claim or demand or any litigation that may arise therefrom, provided that no formulation and/or documentation and/or know- how furnished by Medika Natura shall have been used by Novosan Pharma for any purpose or in any manner other than that for which they had been provided by Medika Natura pursuant to this MOU.

5.	TERM

This MOU shall commence upon the execution of this MOU by the duly authorized representatives of both Parties and shall continue for a period of two (2) years (hereinafter referred to as “Term”).

6.	TERMINATION

6.1 Either Party may terminate this MOU at any time upon the parties mutually agreeing to terminate this MOU, of which agreement shall be expressed in writing upon mutual agreement between the Parties by way of a written notice.

6.2 Further, either Party may terminate this MOU with immediate effect by giving written notice to the other Party in the event of any of the following:

i.	The other Party is in breach of any term of this MOU and such breach is not remedied within fourteen (14) working days of receipt of a written notice notifying the other Party of such breach;

ii.	The other Party commits a material breach of the term of this MOU which is incapable of remedy;

iii.	The other Party commits an act of bankruptcy or makes any assignment or composition with its creditors, or is unable, or admits its inability, to pay its debts;

iv.	Any proceeding is commenced or an order is made or a resolution is passed for the dissolution, winding-up, or judicial management of the other Party, or for the appointment of a liquidator, receiver, judicial manager, administrator, trustee, or similar officer of the other Party on any part or all of its assets or business or if distress or attachment is levied over any part or all of its assets; or

v.	Parties are unable to agree to the terms of the DA after the approval from the regulatory bodies is obtained.

6.3 Early termination of this MOU will not prejudice or affect the accrued right or liabilities of each Party to the other that are existing at termination including, but not limited to, the right to take action in respect of the circumstances giving rise to termination.

7.	ASSIGNMENT

Neither Party can assign its rights or obligations under this MOU without the other Party’s written consent, which consent shall not be unreasonably withheld.

8.	SEVERABILITY

If any provision of this MOU shall be declared invalid, illegal, or unenforceable by any court of competent jurisdiction or administrative body, such declaration or finding shall not void or cancel the other provisions of this MOU which shall remain effective upon the Parties.

9.	GOVERNING LAW AND GOVERNING LANGUAGE

9.1 Any dispute or litigation regarding the interpretation, effectiveness, validity, or termination of this MOU shall be governed by and construed in accordance with the laws of Malaysia, without regard to any conflict of laws principle thereof. Both Parties agree that any dispute or claim arising out of or in connection with this MOU must first be resolved through correspondence and mutual consultation of the Parties, failing which shall be finally resolved by the Malaysian Courts.

9.2 This MOU shall be executed in the English language.

10.	MISCELLANEOUS

10.1 This MOU represents the mutual understanding between Novosan Pharma and Medika Natura, and the valid signatures of both companies confer legal enforceability upon this MOU. All provisions of this MOU shall take effect from the date of execution of this MOU, and both companies pledge to faithfully fulfill the conditions specified herein.

10.2 This MOU constitutes the entire and complete MOU between the Parties and supersedes all prior representations, negotiations, arrangements, understandings, or agreements and all other communications between the Parties notwithstanding the executed NDA as per clause 3.0 above.

10.3 Any changes or modifications to this MOU may be made only by the mutual consent of both Parties in writing and through an addendum to this MOU,

11.	NOTICE

Written communications requesting or transferring Confidential Information under this MOU shall be addressed only to the respective designees as follows (or to such designees as the Parties hereto may from time to time designate in writing): -

Novosan Pharma GmbH

[***]

Telephone number: [***]

Fax number: [***]

Email: [***]

For the attention of: [***]

Medika Natura Sdn Bhd

[***]

Telephone number: [***]

Email: [***]

For the attention of: [***]

[THE REST OF THE PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this MOU has been executed for and on behalf of both Parties by their duly and legally authorised officers as of the date first above written

Signed by	)
for and on behalf of	)
Novosan Pharma GmbH

[Company NO HRB. [***]]
in the presence of :	)
)
/s/ [***]	)	/s/ [***]
Witness	)
Name: [***]		Name: [***]
Designation: [***]

Signed by	)
for and on behalf of	)
Medika Natura Sdn Bhd	)
in the presence of :	)
)
/s/ Mustadza Muhamad	)	/s/ Abdul Razak Mohd Isa
Witness	)
Name: Mustadza Muhamad		Name: Abdul Razak Mohd Isa
Designation: CEO